As filed with the Securities and Exchange Commission on June 21, 2007

Registration No. 333-

333-140021

333-114375

333-106191

333-100010

333-74868

333-51520

333-74905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

AND

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENTS

No. 333-140021, No. 333-114375, No. 333-106191, No. 333-100010,

No. 333-74868, No. 333-51520 and No. 333-74905

UNDER

THE SECURITIES ACT OF 1933

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3177549
(State of Incorporation)	(I.R.S. Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA 95050

(Address of principal executive offices)

2007 Equity Incentive Plan

(Full title of the plans)

Marvin D. Burkett

Chief Financial Officer

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, CA 95050

(408) 486-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen, Esq.

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee
Common Stock, par value $.001 per share	101,845,177 shares	$0.635-$55.19	$1,808,425,952.85	$166,177.18	(1)(3)(5)
Registration Fee Offset(4)				$143,704.55
Total				$22,472.63

(1)	This registration statement is (1) a new registration statement; (2) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-140021), as filed with the Securities and Exchange Commission on January 16, 2007 (the “January 2007 Registration Statement”); (3) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-114375), as filed with the Securities and Exchange Commission on April 9, 2004 (the “April 2004 Registration Statement”); (4) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-106191), as filed with the Securities and Exchange Commission on June 17, 2003 (the “June 2003 Registration Statement”); (5) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-100010), as filed with the Securities and Exchange Commission on September 23, 2002 (the “September 2002 Registration Statement”); (6) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-74868), as filed with the Securities and Exchange Commission on December 10, 2001 (the “December 2001 Registration Statement”); (7) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-51520), as filed with the Securities and Exchange Commission on December 8, 2000 (the “December 2000 Registration Statement”); and (8) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-74905), as filed with the Securities and Exchange Commission on March 23, 1999 (the “March 1999 Registration Statement”). Collectively the January 2007 Registration Statement, the April 2004 Registration Statement, the June 2003 Registration Statement, the September 2002 Registration Statement, the December 2001 Registration Statement, the December 2000 Registration Statement and the March 1999 Registration Statement are the “Prior Registration Statements.” The shares being registered hereby include the shares previously registered for sale and not yet issued under: (1) the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan pursuant to the January 2007 Registration Statement; (2) the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan pursuant to the September 2002 Registration Statement, the December 2001 Registration Statement and the December 2000 Registration Statement; (3) the NVIDIA Corporation 1998 Equity Incentive Plan pursuant to the April 2004 Registration Statement, the June 2003 Registration Statement, the September 2002 Registration Statement, the December 2001 Registration Statement, the December 2000 Registration Statement and the March 1999 Registration Statement; and (4) the NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan pursuant to the March 1999 Registration Statement. The number of shares issuable under the 2007 Equity Incentive Plan also includes the number of shares that would otherwise have reverted to the share reserve of the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan, NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, NVIDIA Corporation 1998 Equity Incentive Plan and NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan, as applicable, as a result of, for example, expiration, termination or forfeiture of awards under such plans (other than shares that would otherwise have reverted to the share reserve of the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan after June 21, 2007 as a result of forfeitures under or terminations of awards granted pursuant to the PortalPlayer, Inc. 1999 Stock Option Plan). As a result, the registration fees paid with respect to the Prior Registration Statements are being carried over to this registration statement in accordance with the principles set forth in Instruction E to Form S-8 (the “Instruction”) and Interpretation 89 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission (as supplemented through September 2004) (the “Interpretation”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.
(3)	As described in the section entitled “Statement Pursuant to General Instruction E to Form S-8” below, the registration fee payable for 18,452,416 shares of the 101,845,177 shares being registered hereby under the 2007 Equity Incentive Plan is estimated pursuant to Rule 457(h) of the Securities Act of 1933. The price per share and aggregate offering price for such shares are based upon the average of the high and low prices of Registrant’s common stock on June 18, 2007 as reported on the NASDAQ Global Select Market in accordance with Rule 457(c) of the Securities Act of 1933.
(4)	As described in the section entitled “Statement Pursuant to General Instruction E to Form S-8” below, the registration fee payable for 83,392,761 shares of the 101,845,177 shares being registered hereby under the 2007 Equity Incentive Plan was previously paid with the Prior Registration Statements. The calculation of the prior registration statement fees paid and being applied to this registration statement are as set forth below.

Date Registration Statement Filed	Registration Statement	Plan Under Which Shares Registered	Total Shares Originally Registered	Number of Shares Carried Over	Maximum Offering Price per Share Paid On Shares Carried Over		Proposed Maximum Aggregate Offering Price For Shares Carried Over	Amount of Registration Fee Paid for Shares Carried Over
January 16, 2007	333-140021	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	588,204	402,558	$55.19	(A)	$22,217,176.02	$1,964.08

January 16, 2007	333-140021	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	429,440	429,440	$34.68	(B)	$14,892,979.20	$2,095.24

September 23, 2002	333-100010	2000 Nonstatutory Equity Incentive Plan	10,000,000	10,000,000	$4.61	(B)(C)	$46,100,000.00	$7,441.91

December 10, 2001	333-74868	2000 Nonstatutory Equity Incentive Plan	22,975,464	12,206,998	$17.8231	(A)(C)	$217,567,605.26	$57,196.09

December 10, 2001	333-74868	2000 Nonstatutory Equity Incentive Plan	1,634,320	1,634,320	$26.755	(B)(C)	$43,726,231.60	$7,657.63

December 8, 2000	333-51520	2000 Nonstatutory Equity Incentive Plan	7,899,000	0	$14.9475	(A)(C)(D)	$0.00	$0.00

December 8, 2000	333-51520	2000 Nonstatutory Equity Incentive Plan	1,369,620	1,369,620	$11.4375	(B)(C)(D)	$15,665,028.75	$4,663.71

April 9, 2004	333-114375	1998 Equity Incentive Plan	17,592,312	17,592,312	$13.3775	(B)(C)	$235,341,153.78	$29,817.72

June 17, 2003	333-106191	1998 Equity Incentive Plan	17,914,126	17,914,126	$12.0875	(B)(C)	$216,536,998.03	$17,517.84

September 23, 2002	333-100010	1998 Equity Incentive Plan	12,343,364	12,343,364	$14.6916	(A)(C)	$181,343,438.00	$9,185.83

September 23, 2002	333-100010	1998 Equity Incentive Plan	6,065,000	6,065,000	$4.61	(B)(C)	$27,959,650.00	$4,513.52

December 10, 2001	333-74868	1998 Equity Incentive Plan	15,337,474	3,068,359	$17.8231	(A)(C)	$54,687,935.60	$1,531.96

December 10, 2001	333-74868	1998 Equity Incentive Plan	1,259,950	0	$26.755	(B)(C)	$0.00	$0.00

December 8, 2000	333-51520	1998 Equity Incentive Plan	11,524,328	0	$12.9475	(A)(C)(D)	$0.00	$0.00

December 8, 2000	333-51520	1998 Equity Incentive Plan	3,923,368	0	$11.4375	(B)(C)(D)	$0.00	$0.00

March 23, 1999	333-74905	1998 Equity Incentive Plan	71,343,256	0	$0.635	(A)(C)(D)(E)	$0.00	$0.00

March 23, 1999	333-74905	1998 Equity Incentive Plan	21,229,712	0	$2.6175	(B)(C)(D)(E)	$0.00	$0.00

March 23, 1999	333-74905	1998 Non-Employee Directors’ Stock Option Plan	1,150,000	366,664	$1.0375	(A)(C)(D)(E)	$380,413.90	$119.02

March 23, 1999	333-74905	1998 Non-Employee Directors’ Stock Option Plan	1,250,000	0	$2.6175	(B)(C)(D)(E)	$0.00	$0.00

Total			225,828,938	83,392,761			$1,076,418,610.13	$143,704.55

(A)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The offering price per share and aggregate offering price are based on the weighted average exercise price of outstanding options.
(B)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low price of the Registrant’s common stock as reported on the NASDAQ Global Select Market with respect to shares carried over from the January 2007 Registration Statement on January 11, 2007, and on the Nasdaq National Market with respect to shares carried over from (1) the April 2004 Registration Statement on April 5, 2004, (2) the June 2003 Registration Statement on June 13, 2003, (3) the September 2002 Registration Statement on September 20, 2002, (4) the December 2001 Registration Statement on December 3, 2001, (5) the December 2000 Registration Statement on December 1, 2000 and (6) the March 1999 Registration Statement on March 18, 1999.
(C)	The share and price numbers are adjusted to reflect a two-for-one forward split of the Registrant’s common stock effective April 6, 2006.
(D)	The share and price numbers are adjusted to reflect a two-for-one forward split of the Registrant’s common stock effective August 28, 2001.
(E)	The share and price numbers are adjusted to reflect a two-for-one forward split of the Registrant’s common stock effective June 12, 2000.

(5)	The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price	Amount of Registration Fee
Shares reserved for issuance under the 2007 Equity Incentive Plan	18,452,416	$39.67	(3)	$732,007,342.72 (3)	$22,472.63
Shares issuable pursuant to outstanding options and/or unvested restricted stock awards granted under the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	402,558	(4	)(A)	(4)	(4)
Shares reserved for future issuance under the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	429,440	(4	)(B)	(4)	(4)
Shares issuable pursuant outstanding options and/or unvested restricted stock awards granted under the 2000 Nonstatutory Equity Incentive Plan	12,206,998	(4	)(A)	(4)	(4)
Shares reserved for future issuance under the 2000 Nonstatutory Equity Incentive Plan	13,003,940	(4	)(B)	(4)	(4)
Shares issuable pursuant outstanding options and/or unvested restricted stock awards granted under the 1998 Equity Incentive Plan	54,587,739	(4	)(A)	(4)	(4)
Shares reserved for future issuance under the 1998 Equity Incentive Plan	2,395,422	(4	)(B)	(4)	(4)
Shares issuable pursuant outstanding options and/or unvested restricted stock awards granted under the 1998 Non-Employee Directors’ Stock Option Plan	366,664	(4	)(A)	(4)	(4)
Shares reserved for future issuance under the 1998 Non-Employee Directors’ Stock Option Plan	0	(4	)(B)	(4)	(4)

Total	101,845,177			$1,808,425,952.85	$166,177.18
Registration Fee Offset					$143,704.55

Amount of Registration Fee					$22,472.63

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

NVIDIA Corporation has filed this registration statement to register under the Securities Act of 1933 the offer and sale of 101,845,177 shares of common stock, par value $.001 per share, issuable pursuant to our 2007 Equity Incentive Plan. The 2007 Equity Incentive Plan was approved and adopted at our 2007 Annual Meeting of Stockholders held on June 21, 2007 and is the successor to and continuation of our 2000 Nonstatutory Equity Incentive Plan, 1998 Equity Incentive Plan, 1998 Non-Employee Directors’ Stock Option Plan and the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan, collectively the Prior Plans. The number of shares issuable under the 2007 Equity Incentive Plan is comprised of:

•	the shares remaining available for grant under the Prior Plans as of June 21, 2007;

•	the shares subject to outstanding options granted under the Prior Plans as of June 21, 2007; and

•	an additional number of shares that, when combined with the forgoing amounts, totals in the aggregate 101,845,177 shares.

Shares subject to options granted under the Prior Plans that are canceled will become available for future issuance under the 2007 Equity Incentive Plan, and are registered on this registration statement. We desire to carry over to this registration statement an aggregate of 83,392,761 shares registered pursuant to the Prior Registration Statements, as defined in Note 1 above, and for which a registration fee has previously been paid.

Following the filing of this registration statement, the shares carried over from the Prior Registration Statements will no longer be available for new awards under the Prior Plans, which plans were terminated as to future grants on the date of the 2007 Annual Meeting of Stockholders.

Consequently, in accordance with the Instruction and Interpretation, as defined in Note 1 above, (1) we are carrying over from the Prior Registration Statements and registering the offer and sale of 83,392,761 shares of common stock under the 2007 Equity Incentive Plan pursuant to this registration statement; (2) $143,704.55 of the total registration fee for the shares being registered under the 2007 Equity Incentive Plan pursuant to this registration statement is being carried over from the Prior Registration Statements; and (3) the Prior Registration Statements are being amended on a post-effective basis to reflect the transfer of an aggregate of 83,392,761 shares to this registration statement. For the avoidance of doubt, the Prior Registration Statements remain in effect, in accordance with their respective terms, as to the shares of common stock registered thereon in respect of the PortalPlayer, Inc. 1999 Stock Option Plan and the NVIDIA Corporation 1998 Employee Stock Purchase Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by NVIDIA Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007 filed with the SEC on March 16, 2007.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2007 filed with the SEC on May 24, 2007.

(c) The Company’s Current Reports on Form 8-K filed with the SEC on April 5, 2007, April 30, 2007, June 8, 2007 and June 18, 2007.

(d) The Company’s Current Report on Form 8-K/A filed with the SEC on June 19, 2007.

(e) The description of the Company’s common stock which is contained in the Company’s registration statement on Form 8-A, filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) on January 12, 1999, including any other amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement (other than current reports or portions thereof furnished under Item 2.02 and associated Item 9.01 or Item 7.01 of Form 8-K). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Bylaws, as amended and restated on March 9, 2006, require us to indemnify our directors and executive officers, and permit us to indemnify our other officers, employees and other agents, to the extent permitted by Delaware law.

We have entered into indemnity agreements with each of our directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

In addition, our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.3(3)	Bylaws of NVIDIA Corporation, Amended and Restated as of March 9, 2006.

4.4(4)	Specimen Stock Certificate.

5.1*	Opinion of Cooley Godward Kronish LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1(5)	2007 Equity Incentive Plan.

99.2(6)	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan.

99.3(7)	2000 Nonstatutory Equity Incentive Plan, as amended.

99.4(8)	1998 Equity Incentive Plan, as amended.

99.5(9)	1998 Non-Employee Directors’ Stock Option Plan, as amended.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-74905), filed with the SEC on March 23, 1999.
(2)	Incorporated by reference to Exhibit 3.4 to NVIDIA’s Quarterly Report on Form 10-Q (File No. 000-23985), filed with the SEC on September 10, 2002.
(3)	Incorporated by reference to Exhibit 3.3 to NVIDIA’s Annual Report on Form 10-K (File No. 000-23985), filed with the SEC on March 16, 2006.
(4)	Incorporated by reference to Exhibit 4.2 to NVIDIA’s Registration Statement on Form S-1 (File No. 333-47495), filed with the SEC on April 24, 1998.
(5)	Incorporated by reference to Annex A to NVIDIA’s Definitive Proxy Statement on Schedule 14A (File No. 000-23985), filed with the SEC on May 9, 2007.
(6)	Incorporated by reference to Exhibit 99.2 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-140021), filed with the SEC on January 16, 2007.
(7)	Incorporated by reference to Exhibit 99(d)(1)(A) to NVIDIA’s Tender Offer Statement by Issuer on Form SC TO-I (File No. 005-56649), filed with the SEC on November 29, 2006.

(8)	Incorporated by reference to Exhibit 10.2 to NVIDIA’s Current Report on Form 8-K (File No. 000-23985), filed with the SEC on March 13, 2006.
(9)	Incorporated by reference to Exhibit 10.1 to NVIDIA’s Current Report on Form 8-K (File No. 000-23985), filed with the SEC on April 3, 2006.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 21, 2007.

NVIDIA CORPORATION

By:	/s/ Jen-Hsun Huang
Jen-Hsun Huang
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Marvin D. Burkett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jen-Hsun Huang	President, Chief Executive Officer and Director	June 21, 2007
Jen-Hsun Huang	(Principal Executive Officer and Director)

/s/ Marvin D. Burkett	Chief Financial Officer	June 21, 2007
Marvin D. Burkett	(Principal Financial and Accounting Officer)

Director
Steven Chu

/s/ Tench Coxe	Director	June 21, 2007
Tench Coxe

/s/ James C. Gaither	Director	June 21, 2007
James C. Gaither

/s/ Harvey C. Jones	Director	June 21, 2007
Harvey C. Jones

/s/ William J. Miller	Director	June 21, 2007
William J. Miller

/s/ Mark L. Perry	Director	June 21, 2007
Mark L. Perry

Director
A. Brooke Seawell

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.3(3)	Bylaws of NVIDIA Corporation, Amended and Restated as of March 9, 2006.

4.4(4)	Specimen Stock Certificate.

5.1*	Opinion of Cooley Godward Kronish LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1(5)	2007 Equity Incentive Plan.

99.2(6)	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan.

99.3(7)	2000 Nonstatutory Equity Incentive Plan, as amended.

99.4(8)	1998 Equity Incentive Plan, as amended.

99.5(9)	1998 Non-Employee Directors’ Stock Option Plan, as amended.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-74905), filed with the SEC on March 23, 1999.
(2)	Incorporated by reference to Exhibit 3.4 to NVIDIA’s Quarterly Report on Form 10-Q (File No. 000-23985), filed with the SEC on September 10, 2002.
(3)	Incorporated by reference to Exhibit 3.3 to NVIDIA’s Annual Report on Form 10-K (File No. 000-23985), filed with the SEC on March 16, 2006.
(4)	Incorporated by reference to Exhibit 4.2 to NVIDIA’s Registration Statement on Form S-1 (File No. 333-47495), filed with the SEC on April 24, 1998.
(5)	Incorporated by reference to Annex A to NVIDIA’s Definitive Proxy Statement on Schedule 14A (File No. 000-23985), filed with the SEC on May 9, 2007.
(6)	Incorporated by reference to Exhibit 99.2 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-140021), filed with the SEC on January 16, 2007.

(7)	Incorporated by reference to Exhibit 99(d)(1)(A) to NVIDIA’s Tender Offer Statement by Issuer on Form SC TO-I (File No. 005-56649), filed with the SEC on November 29, 2006.
(8)	Incorporated by reference to Exhibit 10.2 to NVIDIA’s Current Report on Form 8-K (File No. 000-23985), filed with the SEC on March 13, 2006.
(9)	Incorporated by reference to Exhibit 10.1 to NVIDIA’s Current Report on Form 8-K (File No. 000-23985), filed with the SEC on April 3, 2006.